Second Quarter 2013 Earnings Conference Call

Vision Mission Integrity Safe Harbor Statement This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: Increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers or to recover previously incurred fuel costs in rates Recovery of capital investments and operating costs through rates in Texas and New Mexico Uncertainties and instability in the general economy and the resulting impact on EE’s sales and profitability Unanticipated increased costs associated with scheduled and unscheduled outages of generating plant The size of our construction program and our ability to complete construction on budget Potential delays in our construction schedule due to legal challenges or other reasons Costs at Palo Verde Deregulation and competition in the electric utility industry Possible increased costs of compliance with environmental or other laws, regulations and policies Possible income tax and interest payments as a result of audit adjustments proposed by the IRS or state taxing authorities Uncertainties and instability in the financial markets and the resulting impact on EE’s ability to access the capital and credit markets Other factors detailed by EE in its public filings with the Securities and Exchange Commission August 6, 2013 2

Vision Mission 2nd Quarter Highlights Set a new Native Peak record of 1,750 MW on June 27, 2013 Began commercial operation of Rio Grande Unit 9 on May 13, 2013 The quick start General Electric LMS 100 aero-derivative unit is capable of ramping up from a cold start to full generating capacity in less than 10 minutes Board of Directors approved a 6 percent increase in the quarterly cash dividend to $0.265 per share of common stock on May 9, 2013 Dividend increase intended to achieve targeted 45 percent payout ratio On July 26, 2013, the Board of Directors declared a quarterly cash dividend for the third quarter of $0.265 per share August 6, 2013 3

Vision Mission 2013 Initiatives Seek to obtain approvals for air permits from the Texas Commission on Environmental Quality and the Environmental Protection Agency and begin construction of the Montana Power Station Continue to work towards negotiating a successful collective bargaining agreement August 6, 2013 4

Vision Mission 2013 Financial Results 2nd Quarter 2013 net income of $29.2 million or $0.73 per basic share, compared to 2nd Quarter 2012 net income of $30.9 million or $0.77 per basic share YTD 2013 net income of $36.8 million or $0.92 per basic share, compared to YTD 2012 net income of $34.2 million or $0.85 per basic share August 6, 2013 5

Vision Mission 2nd Quarter Key Earnings Drivers August 6, 2013 6 Basic EPS Description June 30, 2012 0.77$ Changes In: Deregulated Palo Verde Unit 3 revenues 0.02 Increase due to a 26.4% increase in generation due to 2012 spring outage & higher power prices in 2013 Taxes other than Income Taxes 0.01 Decrease in taxes due to decreased Texas revenues and decreased property tax accruals Allowance for Funds Used During Construction 0.01 Increase due to higher construction balances Retail non-fuel base revenues (0.05) Decrease mainly due to a modest return to more normal weather conditions in 2013 compared to 2012 and reduced non-fuel base rates in Texas Interest on long-term debt (0.01) Increase due to interest on $150 million of 3.30% senior notes issued in December 2012 Other (0.02) June 30, 2013 0.73$

Vision Mission August 6, 2013 7 Non-Fuel Base Revenue Percent Change MWH Percent Change Residential 60,631 (1.2%) 659,825 (1.9%) C&I Small 53,729 (1.8%) 631,246 (1.6%) C&I Large 10,021 (3.5%) 292,282 1.6 % Public Authorities 26,883 (3.3%) 437,248 (0.6%) Total Retail Sales 151,264 (2.0%) 2,020,601 (1.0%) Heating Degree Days 81 62.0% Cooling Degree Days 1,138 (3.4%) Retail Customers* 391,728 1.2% 2nd Quarter Changes in Revenue and Sales *The methodology to determine the customer count was revised. The customer count is obtained via the number of service locations where it was previously based on the number of bills rendered.

Vision Mission YTD Key Earnings Drivers August 6, 2013 8 Basic EPS Description June 30, 2012 0.85$ Changes In: Allowance for Funds Used During Construction 0.04 Increase due to higher construction balances Deregulated Palo Verde Unit 3 revenues 0.03 Increase due to a 20.9% increase in generation due to 2012 refueling outage & higher power prices in 2013 Taxes other than income taxes 0.03 Decrease in taxes due to decreased Texas revenues and decreased property tax accruals O&M expense at fossil fuel generating plants 0.03 Decrease due to a reduced level of maintenance activity compared to 2012 Administrative and general expense (0.04) Increase primarily due to outside services related to software systems improvements Interest on long-term debt (0.03) Increase due to interest on $150 million of 3.30% senior notes issued in December 2012 Retail non-fuel Base revenues (0.01) Decrease due to reduced non-fuel base rates in Texas effective May 1, 2012 Other 0.02 June 30, 2013 0.92$

Vision Mission August 6, 2013 9 Non-Fuel Base Revenue Percent Change MWH Percent Change Residential 110,239 2.6% 1,258,331 2.4% C&I Small 86,504 (2.3%) 1,132,950 - C&I Large 18,569 (6.0%) 536,867 0.5 % Public Authorities 44,444 (0.7%) 796,332 1.6% Total Retail Sales 259,756 (0.3%) 3,724,480 1.2% Heating Degree Days 1,419 17.4% Cooling Degree Days 1,171 (3.6%) Retail Customers* 391,728 1.2% YTD Changes in Revenue and Sales *The methodology to determine the customer count was revised. The customer count is obtained via the number of service locations where it was previously based on the number of bills rendered.

Vision Mission Capital Requirements and Liquidity EE has expended $110.3mm for additions to utility plant for the six months ended June 30, 2013 Capital expenditures for utility plant in 2013 are anticipated to be approximately $238mm EE made $20.7mm in dividend payments for the six months ended June 30, 2013 At June 30, 2013, EE had a cash balance of $11.6mm At June 30, 2013, EE had liquidity of $284.9mm including cash and the revolving credit facility August 6, 2013 10

Vision Mission 2013 Earnings Guidance Revised 2013 earnings guidance range to $2.20 to $2.50 per basic share from the previous range of $2.20 to $2.60 per basic share Primary drivers for the revision to the earnings guidance range include: Reduced revenue growth assumption on the high end due to a lack of extreme weather for first six months of 2013 Reduced AFUDC due to expected reduction in capital expenditures August 6, 2013 11

Vision Mission Q & A August 6, 2013 12